Exhibit 99.1

CUSIP No. 86737M 100

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value $0.0001 per share, of Sungy Mobile Limited, a Cayman Islands exempted company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

CUSIP No. 86737M 100

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 13, 2015.

Yuqiang Deng	/s/ Yuqiang Deng
Yuqiang Deng

Freedom First Holdings Limited	By:	/s/ Yuqiang Deng
	Name:	Yuqiang Deng

	Title:	Director

Credit Suisse Trust Limited	By:	/s/ Camille Le Conte
	Name:	Camille Le Conte

	By:	/s/ Geoffrey Le Poidevin
	Name:	Geoffrey Le Poidevin
	Title:	Authorised Signatory

DENG Holdings Limited	By:	/s/ Camille Le Conte
	Name:	Camille Le Conte

	By:	/s/ Geoffrey Le Poidevin
	Name:	Geoffrey Le Poidevin
	Title:	Authorised Signatory